Exhibit 10.4

PLACEMENT AGENCY AGREEMENT

Laidlaw & Company (UK) Ltd.

521 5th Ave

New York, NY 10175

February 25, 2025

Ladies and Gentlemen:

This letter agreement (this “Agreement”) constitutes the agreement between BiomX Inc., a Delaware corporation (the “Company”) and Laidlaw & Company (UK) Ltd. (“Laidlaw”) pursuant to which Laidlaw shall serve as the placement agent (the “Placement Agent”) for the Company, on a reasonable “best efforts” basis, in connection with the proposed offer and sale (the “Offering”) by the Company of its securities of up to an aggregate of $12 million, consisting of (a) unregistered warrants (the “Inducement Warrants”) to purchase the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to be issued pursuant to certain warrant inducement agreements (the “Warrant Inducement Agreements”) between the Company and certain holders of the Company’s existing warrants issued in March 2024 (the “Existing Warrants”), (b) shares (the “Registered Shares”) of Common Stock and registered pre-funded warrants (the “Registered Pre-Funded Warrants”), each to purchase one share of Common Stock, to be issued and sold in a registered direct offering and (c) unregistered pre-funded warrants (the “PIPE Pre-Funded Warrants”), each to purchase one share of Common Stock and accompanying unregistered common stock purchase warrants (“PIPE Warrants”), each to purchase one share of Common Stock, to be issued and sold in a concurrent private placement.

The Registered Shares and Registered Pre-Funded Warrants are being offered and sold pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-3, as amended (File No. 333-275935) (the “Registration Statement”, and the base prospectus included therein, the “Base Prospectus”). The Inducement Warrants, the PIPE Pre-Funded Warrants and PIPE Warrants are being offered and sold pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder. The Inducement Warrants, Registered Shares, Registered Pre-Funded Warrants, PIPE Pre-Funded Warrants and PIPE Warrants are referred to herein as the “Securities.”

The documents executed and delivered by the Company and the purchasers of the securities offered in the Offering (the “Purchasers”) shall include, without limitation, the Warrant Inducement Agreements and a securities purchase agreement governing the registered direct offering and the concurrent private placement (the “Purchase Agreement”). The Company expressly acknowledges and agrees that Laidlaw’s obligations hereunder are on a reasonable “best efforts” basis only and that the execution of this Agreement does not constitute a commitment by Laidlaw to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of Laidlaw placing the Securities.

Section 1. Appointment of Laidlaw & Company (UK) Ltd. as Placement Agent.

On the basis of the representations, warranties, covenants and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Company hereby appoints the Placement Agent as its placement agent in connection with an offering and sale by the Company of the Securities, and Laidlaw agrees to act as the Company’s placement agent. Pursuant to this appointment, the Placement Agent will solicit offers for the purchase of or attempt to place all or part of the Securities of the Company in the proposed Offering. Until the final closing or earlier upon termination of this Agreement pursuant to Section 5 hereof, the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase the Securities other than through the Placement Agent or Deerfield Management Company, L.P. (“Deerfield”) or any of its affiliates. The Company acknowledges that the Placement Agent will act as an agent of the Company and use its reasonable “best efforts” to solicit offers to purchase the Securities from the Company on the terms, and subject to the conditions, set forth in the Purchase Agreement. The Placement Agent shall use commercially reasonable efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase Securities has been solicited by the Placement Agent. Under no circumstances will the Placement Agent be obligated to underwrite or purchase any Securities for its own account and, in soliciting purchases of the Securities, the Placement Agent shall act solely as an agent of the Company. The services provided pursuant to this Agreement shall be on an “agency” basis and not on a “principal” basis.

The Placement Agent will solicit offers for the purchase of the Securities in the Offering at such times and in such amounts as the Placement Agent deems advisable. The Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. The Placement Agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with the Offering and may pay any sub-agent a solicitation fee with respect to any Securities placed by it. The Company and Placement Agent shall negotiate the timing and terms of the Offering and acknowledge that the Offering and the provision of Placement Agent services related to the Offering are subject to market conditions and the receipt of all required related clearances and approvals.

Section 2. Fees; Expenses; Other Arrangements.

A. Placement Agent’s Fee. As compensation for services rendered, the Company shall pay to the Placement Agent in cash by wire transfer in immediately available funds to an account or accounts designated by the Placement Agent an amount (the “Placement Fee”) equal to seven percent (7.0%) of the aggregate gross proceeds received by the Company from the sale of the Securities, at the closing of the Offering (the “Closing” and the date on which the Closing occurs, the “Closing Date”), which gross proceeds shall include the aggregate exercise price received by the Company as a result of the exercise of the Existing Warrants pursuant to the Warrant Inducement Agreements; provided, however, that such gross proceeds shall exclude any proceeds raised in the Offering from or received from exercise of Existing Warrant held by Deerfield and its affiliates, for which no Placement Fee will be due. The Placement Agent may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the Placement Fee set forth herein to be paid by the Company to the Placement Agent.

B. Offering Expenses. Out of the proceeds of the Offering, the Company will reimburse the Placement Agent for (i) reasonable out-of-pocket expenses incurred by Laidlaw in connection with the Offering, including but not limited to fees and disbursements of its counsel, in an amount of up to $100,000; (ii) any disbursements relating to background checks of the Company’s officers and directors (not to exceed $5,000 per person); and (iii) the costs associated with commemorative mementos and lucite tombstones within a reasonable time after the Closing in such quantities as the Placement Agent may reasonably request, in an amount not to exceed $2,000. The Placement Agent may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth herein to be paid by the Company to the Placement Agent.

C. Right of First Refusal. Subject to the consummation of the Offering and the Offering raising at least $12 million in aggregate gross proceeds, the Company hereby grants to the Placement Agent an irrevocable right of first refusal for a period of twelve (12) months from the consummation of the Offering (such period, the “ROFR Period”) to act as a book-running manager, underwriter or placement agent, and in compliance with FINRA Rule 5110(g)(6)(A), for each and every future brokered, placed, underwritten, or investment-bank-advised public or private equity or debt offering, including all equity-linked financings, undertaken by the Company, or any successor to or subsidiary of the Company, during the ROFR Period, and the Placement Agent shall receive a minimum of twenty-five percent (25%) of the total fees and economics paid by the Company in connection with any such financing. If the Placement Agent or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction. In addition, this Section 2(C) shall not limit the Company from raising funds with a third party under an at-the-market or similar facility or apply to funds raised from investment funds managed by Deerfield. Notwithstanding anything to the contrary contained herein, in accordance with FINRA Rule 5110(g)(6)(A)(i), any such right of first refusal described above shall not have a duration of more than three (3) years from the commencement of sales of the Offering or the termination date of the Term (as defined below).

D. Tail Fee. Notwithstanding any termination, other than by the Placement Agent, the Placement Agent shall be entitled to compensation under Section 2(A) above, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital-raising transaction of any kind (each, a “Tail Financing”) to the extent that such financing is both (i) provided to the Company by investors that were, during the Term, introduced by the Placement Agent and (ii) such Tail Financing is consummated at any time within the 12-month period following the earlier of the expiration or termination of this Agreement.

Section 3. Default.

If the Company shall default in its obligations to deliver Securities to a Purchaser whose offer it has accepted and who has tendered payment, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company under this Agreement.

Section 4. Delivery and Payment; Closing.

Settlement of the Securities purchased by the Purchasers shall be made in accordance with the Purchase Agreement or the Warrant Inducement Agreements, as applicable.

The Closing shall occur at such place as set forth in the Purchase Agreement or the Warrant Inducement Agreements, as applicable. Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made in accordance with the Purchase Agreement or the Warrant Inducement Agreements, as applicable. Unless otherwise agreed, all actions taken at the Closing shall be deemed to have occurred simultaneously.

Section 5. Term and Termination of Agreement.

The term of this Agreement will commence upon the execution of this Agreement and will terminate on the later of (i) fourteen (14) days after the date hereof and (ii) the Closing Date of the Offering (the “Term”). Notwithstanding anything to the contrary contained herein, any provision in this Agreement concerning or relating to confidentiality, indemnification, contribution, advancement, the Company’s representations and warranties and the Company’s obligations to pay fees and reimburse expenses will survive any expiration or termination of this Agreement. If any condition specified in Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that those portions of this Agreement specified in Section 19 shall at all times be effective and shall survive such termination.

Section 6. Permitted Acts.

Nothing in this Agreement shall be construed to limit the ability of the Placement Agent, its officers, directors, employees, agents, associated persons and any individual or entity “controlling,” “controlled by,” or “under common control” with the Placement Agent (as those terms are defined in Rule 405 under the Securities Act) to conduct its business including without limitation the ability to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

Section 7. Representations, Warranties and Covenants of the Company.

As of the date and time of the execution of this Agreement and the Closing Date, the Company represents, warrants and covenants to the Placement Agent (unless such representation, warranty or covenant specifies a different date or time, then as of such date or time) that:

A. Disclosures in Registration Statement.

i. Compliance with Securities Act and 10b-5 Representation.

(a) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the regulations promulgated thereunder (the “Securities Act Regulations”). The Prospectus Supplement, at the time it will be filed with the Securities and Exchange Commission (the “Commission”), will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations. The Prospectus Supplement delivered to the Placement Agent for use in connection with the Offering will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes hereof, “Prospectus Supplement” means the prospectus supplement to the Base Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to each Purchaser at the Closing.

(b) None of the Registration Statement, any amendment thereto, the Base Prospectus or the Prospectus Supplement, as of the date hereof and at the Closing Date (as applicable), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Placement Agent by the Placement Agent expressly for use in the Registration Statement or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Placement Agent consists solely of the following disclosure contained in the following paragraphs in the “Plan of Distribution” section of the Prospectus: (i) the name of the Placement Agent, and (ii) the information under the subsection “Fees and Expenses” (the “Placement Agent’s Information”).

B. Transactions Affecting Disclosure to FINRA.

i. Finder’s Fees. Except as described in the Registration Statement, the Base Prospectus and the Prospectus Supplement, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any executive officer or director of the Company with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Placement Agent’s compensation, as determined by FINRA.

ii. Payments Within Twelve Months. Except as described in the Registration Statement, the Base Prospectus and the Prospectus Supplement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the date hereof, other than (A) the payment to the Placement Agent as provided hereunder in connection with the Offering, and (B) other payments to the Placement Agent under other engagement letters.

iii. Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

iv. FINRA Affiliation. There is no (i) officer or director of the Company, (ii) to the Company’s knowledge, beneficial owner of 5% or more of any class of the Company’s securities or (iii) to the Company’s knowledge, beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

C. Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to the Placement Agent’s counsel Sullivan & Worcester LLP (“Placement Agent Counsel”) shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

D. Standstill. Subject to the consummation of the Offering and the Offering raising at least $12 million in aggregate gross proceeds, the Company hereby agrees that, without the prior written consent of Laidlaw, for a period (the “Standstill Period”) from the date hereof until thirty (30) days after the later of (i) the date a resale registration statement to be filed by the Company in connection with registering shares of Common Stock underlying Inducement Warrants, PIPE Pre-Funded Warrants and PIPE Warrants is declared effective by the Commission and (ii) the date on which the Requisite Stockholder Approval (as defined in the Purchase Agreement) is obtained, the Company will not (a) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) other than pursuant to the Purchase Agreement, (b) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the registration rights agreement to be entered into by the Company and the purchasers in connection with the Offering. Notwithstanding the foregoing, the Standstill Period shall not apply in respect of an Exempt Issuance (as defined in the Purchase Agreement).

Section 8. Conditions of the Obligations of the Placement Agent.

The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 7 hereof, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

A. Reserved.

B. Company Counsel Matters. On the Closing Date, the Placement Agent shall have received the opinion described in Section 2.3(a)(v) of the Purchase Agreement.

C. Officers’ Certificates.

i. Compliance Certificate. The Company shall have furnished to the Placement Agent a certificate, dated the Closing Date, substantially the same as the certificate described in Section 2.3(a)(ix) of the Purchase Agreement.

ii. Secretary’s Certificate. The Company shall have furnished to the Placement Agent a certificate, dated the Closing Date, substantially the same as the certificate described in Section 2.3(a)(viii) of the Purchase Agreement.

iii. CFO Certificate. The Placement Agent shall have received on the Closing Date, a certificate of the Company, dated as of the Closing Date and which may be relied upon by the Placement Agent, signed by the Chief Financial Officer of the Company, with respect to certain financial data contained in or incorporated by reference into the Registration Statement, in a form reasonably acceptable to the Placement Agent.

Section 9. Indemnification and Contribution; Procedures.

A. Indemnification of the Placement Agent. The Company agrees to indemnify and hold harmless the Placement Agent and its affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) and their respective directors, officers, employees, agents and controlling persons (the Placement Agent and each such person, an “Indemnified Party”) from and against all losses, claims, damages and liabilities (or actions, including shareholder actions, in respect thereof), joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, which are related to or result from the performance by the Placement Agent of the services contemplated by or the engagement of the Placement Agent pursuant to this Agreement and will promptly reimburse any Indemnified Party for all reasonable and documented expenses (including reasonable and documented counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The Company will not be liable to any Indemnified Party under the foregoing indemnification and reimbursement provisions (i) for any settlement by an Indemnified Party effected without its prior written consent (not to be unreasonably withheld); or (ii) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the Indemnified Party’s fraud, willful misconduct or gross negligence. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of the Placement Agent pursuant to, or the performance by the Placement Agent of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the Placement Agent’ material breach of securities regulations, willful misconduct or gross negligence.

B. Procedure. Promptly after receipt by an Indemnified Party of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the Company pursuant hereto, promptly notify the Company in writing of the same. Any failure or delay by an Indemnified Party to give the notice referred to in this paragraph shall not affect such Indemnified Party’s right to be indemnified hereunder, except to the extent that such failure or delay causes actual material harm to the Company, or materially prejudices its ability to defend such action, suit or proceeding on behalf of such Indemnified Party. In case any such action is brought against any Indemnified Party and such Indemnified Party notifies the Company of the commencement thereof, the Company may elect to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and an Indemnified Party may employ counsel to participate in the defense of any such action provided, that the employment of such counsel shall be at the Indemnified Party’s own expense, unless (i) the employment of such counsel has been authorized in writing by the Company, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there are legal defenses available to the Indemnification Party that are not available to the Company, or that there exists a, actual conflict of interest (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Company that makes it impossible or inadvisable for counsel to the Company to conduct the defense of both parties (in which case the Company will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the Company has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable and documented fees, disbursements and other charges of such counsel will be at the expense of the Company; provided, further, that in no event shall the Company be required to pay fees and expenses for more than one firm of attorneys (and local counsel) representing Indemnified Parties. If the indemnification provided for in this Agreement is for any reason held unenforceable by an Indemnified Party, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Placement Agent on the other hand, of the Offering as contemplated whether or not the Offering is consummated or, (ii) if (but only if) the allocation provided for in clause (i) is for any reason unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand and the Placement Agent, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and the Placement Agent of the Offering as contemplated shall be deemed to be in the same proportion that the total value received or contemplated to be received by the Company in connection with the Offering bear to the fees paid or to be paid to the Placement Agent under this Agreement. Notwithstanding the foregoing, the Company expressly agrees that the Placement Agent shall not be required to contribute any amount in excess of the amount by which fees paid to the Placement Agent hereunder (excluding reimbursable expenses), exceeds the amount of any damages which the Placement Agent has otherwise been required to pay. The Company agrees that without the Placement Agent’ prior written consent, which shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement (whether or not the Placement Agent or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding. In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company in which such Indemnified Party is not named as a defendant, the Company agrees to promptly reimburse the Placement Agent on a monthly basis for all reasonable and documented expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable and documented fees and disbursements of its legal counsel. If multiple claims are brought with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any judgment or arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment or arbitration award expressly states that it, or any portion thereof, is based solely on a claim as to which indemnification is not available.

C. Indemnification of the Company. The Placement Agent agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all Liabilities, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Prospectus Supplement or any amendment or supplement thereto, in reliance upon, and in strict conformity with, the Placement Agent’s Information. In case any action shall be brought against the Company or any other person so indemnified based on the Prospectus Supplement or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Placement Agent, the Placement Agent shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Placement Agent by the provisions of Section 9(B)). The Company agrees promptly to notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Securities or in connection with the Registration Statement, the Base Prospectus or the Prospectus Supplement, provided, that failure by the Company so to notify the Placement Agent shall not relieve the Placement Agent from any obligation or liability which the Placement Agent may have on account of this Section 9(C)) or otherwise to the Company, except to the extent the Placement Agent is materially prejudiced as a proximate result of such failure.

D. Contribution. In the event that a court of competent jurisdiction makes a finding that indemnity is unavailable to any indemnified person, then each indemnifying party shall contribute to the Liabilities and Expenses paid or payable by such indemnified person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of commissions actually received by the Placement Agent pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this subsection (D) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (D). For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as: (a) the total value received by the Company in the Offering, whether or not such Offering is consummated, bears to (b) the commissions paid to the Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

E. Limitation. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted primarily from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

F. Survival. The advancement, reimbursement, indemnity and contribution obligations set forth in this Section 9 shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement. Each Indemnified Person is an intended third-party beneficiary of this Section 9, and has the right to enforce the provisions of Section 9 as if he/she/it was a party to this Agreement.

Section 10. Limitation of Laidlaw’s Liability to the Company.

Laidlaw and the Company further agree that neither Laidlaw nor any of its affiliates or any of their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract or tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Laidlaw and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Laidlaw.

Section 11. Limitation of Engagement to the Company.

The Company acknowledges that Laidlaw has been retained only by the Company, that Laidlaw is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Laidlaw is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Laidlaw or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents. Unless otherwise expressly agreed in writing by Laidlaw, no one other than the Company is authorized to rely upon any statement or conduct of Laidlaw in connection with this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Laidlaw to the Company in connection with Laidlaw’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Laidlaw shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Laidlaw. If any purchase agreement and/or related transaction documents are entered into between the Company and the investors in the Offering, Laidlaw will be entitled to rely on the representations, warranties, agreements and covenants of the Company contained in any such purchase agreement and related transaction documents as if such representations, warranties, agreements and covenants were made directly to Laidlaw by the Company.

Section 12. Amendments and Waivers.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

Section 13. Confidentiality.

In the event of the consummation or public announcement of any Offering, Laidlaw shall have the right to disclose its participation in such Offering, including, without limitation, the placement at its cost of “tombstone” advertisements in financial and other newspapers and journals. Laidlaw agrees not to use any confidential information concerning the Company provided to Laidlaw by the Company for any purposes other than those contemplated under this Agreement.

Section 14. Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

Section 15. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

Section 16. Severability.

In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

Section 17. Use of Information; Third-Party Beneficiary.

The Company will furnish Laidlaw such written information as Laidlaw reasonably requests in connection with the performance of its services hereunder. The Company agrees to make available to Laidlaw, upon reasonable request, the officers, directors, accountants, counsel, and other advisors of the Company to assist in Laidlaw’s performance of its services The Company understands, acknowledges and agrees that, in performing its services hereunder, Laidlaw will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to an Offering and that Laidlaw does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to an Offering, including, without limitation, any financial information, forecasts or projections considered by Laidlaw in connection with the provision of its services.

The Company recognizes and confirms that Laidlaw does not assume responsibility for the accuracy or completeness of the Offering documents (including any Purchase Agreements) or the information and such other information and will not make an appraisal of any of the assets or liabilities of the Company. Upon reasonable request, the Company will meet with Laidlaw or its representatives to discuss all information relevant for disclosure in the Offering Documents and will cooperate in any reasonable investigation undertaken by Laidlaw thereof, including any document included or incorporated by reference therein.

At each Offering, at the request of Laidlaw, the Company shall deliver such legal letters, comfort letters, and officer’s certificates, all in form and substance reasonably satisfactory to Laidlaw and its counsel as is customary for such Offerings.

Laidlaw shall be a third-party beneficiary of any representations, warranties, covenants, and closing conditions made by the Company in any Offering documents, including representations, warranties, covenants, and closing conditions made to any Purchaser under the Purchase Agreement.

Section 18. Absence of Fiduciary Relationship.

The Company acknowledges and agrees that: (a) the Placement Agent has been retained solely to act as placement agent in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Placement Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agent has advised or is advising the Company on other matters; (b) the terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Placement Agent and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Placement Agent and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Placement Agent is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Placement Agent, and not on behalf of the Company and that the Placement Agents may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the Offering.

Section 19. Survival of Indemnities, Representations, Warranties, etc.

The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and Placement Agent, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, the Purchasers or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 5, the payment, reimbursement, indemnity, contribution and advancement agreements contained in Section 2, Section 9, Section 10, and Section 11, respectively, and the Company’s covenants, representations, and warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times. The indemnity and contribution provisions contained in Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent, any person who controls any Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of any Placement Agent, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Securities.

Section 20. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York.

Section 21. Notices.

All communications hereunder shall be in writing and shall be mailed or hand delivered and confirmed to the parties hereto as follows:

If to the Company:

BiomX Inc. 245 First Street, Riverview II
Cambridge, MA 02142
Attention: Jonathan Solomon, Chief Executive Officer
E-mail: jonathans@biomx.com

If to the Placement Agent:

Laidlaw & Company (UK) Ltd.

521 5th Ave,

New York, NY 10175

Attention: Head of Capital Markets

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 22. Miscellaneous.

This Agreement shall not be modified or amended except in writing signed by Laidlaw and the Company. This Agreement constitutes the entire agreement of Laidlaw and the Company, and supersedes any prior agreements, with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of this Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 23. Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 hereof, and to their respective successors, and personal representative, and, except as set forth in Section 9 of this Agreement, no other person will have any right or obligation hereunder.

Section 24. Partial Unenforceability

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[SIGNATURE PAGE TO FOLLOW]

In acknowledgment that the foregoing correctly sets forth the understanding reached by Laidlaw and the Company, and intending to be legally bound, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date executed.

Very truly yours,

BIOMX INC.

By:	/s/ Jonathan Solomon
Name:	Jonathan Solomon
Title:	Chief Executive Officer

Confirmed as of the date first written above:

LAIDLAW & COMPANY (UK) LTD.

By:	/s/ Luke Kottke
Name:	Luke Kottke
Title:	Head of Capital Markets